UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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STRATEGIC STORAGE TRUST IV, INC.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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STRATEGIC STORAGE TRUST IV, INC.

10 Terrace Road

Ladera Ranch, California 92694

PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 12, 2018

To the Stockholders of Strategic Storage Trust IV, Inc.:

I am pleased to invite you to the annual meeting of stockholders of Strategic Storage Trust IV, Inc. The annual meeting will be held on June 12, 2018 at 1:30 p.m. (PDT), at Disney’s Grand Californian Hotel & Spa, the Wisteria Meeting Room, 1600 Disneyland Drive, Anaheim, California 92802, for the following purposes:

1.	to elect three directors, each for a term of one year;

2.	to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2018; and

3.	to conduct such other business as may properly come before the annual meeting or any adjournment thereof.

Our board of directors has fixed March 30, 2018 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment thereof. Only record holders of common stock, consisting of either Class A shares, Class T shares or Class W shares, at the close of business on the record date are entitled to notice of and to vote at the annual meeting.

For further information regarding the matters to be acted upon at the annual meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about these proposals or would like additional copies of the proxy statement, please contact Nicholas Look via mail at 10 Terrace Road, Ladera Ranch, California 92694 or via telephone at (877) 327-3485.

Whether you own a few or many shares and whether you plan to attend in person or not, it is important that your shares be voted on matters that come before the annual meeting. Our shares are widely held, so every stockholder’s vote is important to us. To make voting easier for you, you may vote your shares by proxy in one of three ways: (1) by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the envelope provided; (2) by completing a proxy card at www.proxypush.com/SSTIV; or (3) by telephone at 1-866-895-6974. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of our board of directors.

You are cordially invited to attend the annual meeting and are encouraged to attend in person. If you cannot attend in person, please vote by proxy using one of the three prescribed methods. Your vote is very important.

By Order of the Board of Directors,

/s/ H. Michael Schwartz
H. Michael Schwartz
Chairman of the Board of Directors and Chief Executive Officer

Ladera Ranch, California

April 12, 2018

STRATEGIC STORAGE TRUST IV, INC.

10 Terrace Road

Ladera Ranch, California 92694

PROXY STATEMENT

Introduction

The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the board of directors of Strategic Storage Trust IV, Inc. (which we refer to in this proxy statement as the “Company”) for use at the annual meeting of our stockholders and at any adjournment or postponement thereof. References in this proxy statement to “we,” “us,” “our” or like terms also refer to the Company. The mailing address of our principal executive offices is 10 Terrace Road, Ladera Ranch, California 92694. We expect to mail this proxy statement and the accompanying proxy to our stockholders on or about April 12, 2018. Our 2017 Annual Report to Stockholders will be mailed on the same date.

QUESTIONS AND ANSWERS

Q:	When and where will the annual meeting be held?

A:	Our 2018 annual meeting of stockholders will be held on June 12, 2018 at 1:30 p.m. (PDT). The meeting will be held at Disney’s Grand Californian Hotel & Spa, the Wisteria Meeting Room, 1600 Disneyland Drive, Anaheim, California 92802.

Q:	What is the purpose of the meeting?

A:	At the meeting, you will be asked to:

•	elect three directors for one-year terms expiring in 2019;

•	ratify the appointment of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the year ending December 31, 2018; and

•	conduct such other business as may properly come before the annual meeting or any adjournment thereof.

Our board of directors is not aware of any matters that may be acted upon at the meeting other than the matters set forth in the first two bullet points listed above.

Q:	Who can vote at the meeting?

A:	Stockholders of record, consisting of holders of either Class A shares, Class T shares or Class W shares, on March 30, 2018, the record date, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they hold on that date. As of the record date, we had approximately 2.5 million shares of common stock issued, outstanding and eligible to vote.

Q:	How many votes do I have?

A:	Each outstanding Class A share, Class T share and Class W share entitles its holder to cast one vote with respect to each matter to be voted upon at the annual meeting.

Q:	How can I vote?

A:	You may vote in person at the meeting or by proxy. Stockholders have the following three options for submitting their votes by proxy:

•	via mail, by completing, signing, dating and returning your proxy card in the enclosed envelope;

•	via the Internet at www.proxypush.com/SSTIV; or

•	via telephone at 1-866-895-6974.

Regardless of whether you plan to attend the annual meeting, we encourage you to vote by proxy in accordance with one of the methods described above. Our shares are widely held, so every stockholder’s vote is important to us. If you vote by proxy, you may still attend the annual meeting and vote in person. If you do so, any previous votes that you submitted, whether by mail, the Internet or telephone, will be superseded by the vote that you cast at the annual meeting.

Q:	How will my proxy be voted?

A:	Shares represented by valid proxies will be voted in accordance with the directions given on the relevant proxy card. If a proxy card is signed and returned without any directions given, the individuals named on the card as proxy holders will vote in accordance with the recommendations of our board of directors as to (1) the election of directors and (2) the ratification of the appointment of BDO as our independent registered public accounting firm for the year ending December 31, 2018.

If other matters requiring the vote of our stockholders come before the meeting, it is the intention of the persons named in the proxy card to vote the proxies held by them in accordance with their best judgment in such matters.

Q:	What are the board of directors’ voting recommendations?

A:	Our board of directors recommends that you vote:

•	“FOR” each of the nominees to our board of directors; and

•	“FOR” the ratification of BDO as our independent registered public accounting firm for the year ending December 31, 2018.

Q:	How can I change my vote or revoke my proxy?

A:	You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy (via mail, the Internet or telephone), by attending the annual meeting and voting in person or by written notice addressed to: Strategic Storage Trust IV, Inc., Attention: Nicholas Look, 10 Terrace Road, Ladera Ranch, California 92694.

To be effective, a proxy revocation must be received by us at or prior to the annual meeting.

Q:	What vote is required to approve each proposal?

A:	Election of Directors. Each director is elected by the affirmative vote of stockholders holding a majority of shares entitled to vote who are present in person or by proxy at the annual meeting, if a quorum is present. Votes are cast either in person or by proxy. There is no cumulative voting in the election of our directors. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Ratification of Appointment of Independent Accounting Firm. The appointment of BDO as our independent registered public accounting firm for the year ending December 31, 2018 is ratified by the affirmative vote of stockholders holding a majority of shares entitled to vote who are present in person or by proxy at the annual meeting, if a quorum is present. Votes are cast either in person or by proxy. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote. In the event this matter is not ratified by our stockholders, the Audit Committee will reconsider whether or not to retain BDO as our independent registered public accounting firm at its next scheduled meeting.

Q:	What constitutes a “quorum”?

A:	The presence at the annual meeting, in person or represented by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum. There must be a quorum for the meeting to be held. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum; however, abstentions and broker non-votes will not be counted as votes cast.

Q:	Who will bear the costs of soliciting votes for the meeting?

A:	We will bear the entire cost of the solicitation of proxies from our stockholders. We have retained Mediant, Inc. to assist us in connection with the solicitation of proxies for the annual meeting. Mediant, Inc. will be paid fees of approximately $13,000, plus out-of-pocket expenses, for its basic solicitation services, which include review of proxy materials, dissemination of broker search cards, distribution of proxy materials, solicitation of brokers, banks, and institutional holders, and delivery of executed proxies. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors and officers who will not receive any additional compensation for such solicitation activities. We also expect to incur approximately $18,000 in expenses related to printing of these proxy materials and our annual report. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders.

Q:	What if I receive only one set of proxy materials although there are multiple stockholders at my address?

A:	The Securities and Exchange Commission (the “SEC”) has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports to stockholders, which allows us to send a single annual report or proxy statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents this year, but you would prefer to receive your own copy, you may direct requests for separate copies to Strategic Storage Trust IV, Inc., Attention: Nicholas Look, 10 Terrace Road, Ladera Ranch, California 92694 or call us at (877) 327-3485. Also, if your household currently receives multiple copies of disclosure documents and you would like to receive just one set, please contact us at the same address and phone number.

Q:	How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

A:	In order for a stockholder proposal to be properly submitted for presentation at our 2019 annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning on December 13, 2018 and ending January 12, 2019. If you wish to present a proposal for inclusion in the proxy materials for next year’s annual meeting, we must receive written notice of your proposal at our executive offices no later than December 13, 2018. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: Strategic Storage Trust IV, Inc., Attention: James Berg, Assistant Secretary, 10 Terrace Road, Ladera Ranch, California 92694. For additional information, see the “Stockholder Proposals” section in this proxy statement.

Q:	Who do I call if I have questions about the meeting?

A:	We have retained Mediant, Inc. to assist with the proxy process. If you have any questions related to the annual meeting or voting your proxy, you can call Mediant and talk to a live proxy representative toll free at 1-844-295-9908 with any proxy related questions.

CERTAIN INFORMATION ABOUT MANAGEMENT

Board of Directors

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. Our board of directors consists of H. Michael Schwartz, our Chief Executive Officer and Chairman of our board of directors, and two independent directors, Dean I. Ader and Alexander S. Vellandi, each of whom have been nominated by our board of directors for re-election to serve until our 2019 annual meeting of stockholders or until his successor is elected and qualified. For more detailed information on our directors, see the “Executive Officers and Directors” section below. Our board of directors has formed the following three committees: the Audit Committee; the Nominating and Corporate Governance Committee; and the Compensation Committee.

Leadership Structure

H. Michael Schwartz serves as the Chairman of our board of directors, as well as our Chief Executive Officer. Our board of directors periodically monitors the potential benefits and consequences of splitting the roles of Chairman and principal executive officer, but has determined that, at this time, it is appropriate and in our best interest for such roles to remain vested in one person due to our current size, the size of our board of directors, and the participation of our two independent directors in the oversight of our operations and strategy. Our board of directors does not have a lead independent director, as we believe that the current size of our board of directors permits both of our independent directors to actively participate in this oversight role. As we grow in size, our board of directors will continue to evaluate the appropriateness of splitting the roles of Chairman and principal executive officer and creating a lead independent director position.

Meetings of our Board of Directors

During 2017, our board of directors held five meetings. Messrs. Schwartz and Ader attended all five meetings. Mr. Vellandi was elected to our board of directors in June 2017 and attended the two board of directors meetings since his election. Prior to June 2017, Stephen G. Muzzy was an independent member of our board of directors and attended the three meetings held by our board of directors prior to his resignation and Mr. Vellandi’s election.

Director Independence

While our shares are not listed for trading on any national securities exchange, as required by our charter, a majority of the members of our board of directors and each committee of our board of directors are “independent” as determined by our board of directors by applying the definition of “independent” adopted by the New York Stock Exchange (NYSE), consistent with the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts and applicable rules and regulations of the SEC. Our board of directors has determined that Messrs. Ader and Vellandi both meet the relevant definition of “independent.”

Stockholder Communications with Directors

We have established several means for stockholders to communicate concerns to our board of directors. If the concern relates to our financial statements, accounting practices or internal controls, the concerns should be submitted in writing to the Chairman of the Audit Committee of our board of directors in care of our Secretary at our headquarters address. If the concern relates to our governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairman of the Nominating and Corporate Governance Committee of our board of directors in care of our Secretary at our headquarters address. If a stockholder is uncertain as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of our Secretary. All concerns submitted in care of our Secretary will be delivered to the appropriate independent director based upon our Secretary’s determination.

Though we have no formal policy on the matter, we encourage all of the members of our board of directors to attend our annual meeting of stockholders.

Risk Management Role

As part of its oversight role, our board of directors actively supervises the members of our management that are directly responsible for our day-to-day risk management, including our Chief Financial Officer and Treasurer. The board’s risk management role has no impact on its leadership structure. The Audit Committee of our board of directors, which consists of our two independent directors, annually reviews with management our policies with respect to risk assessment and risk management, particularly in the areas of insurance, regulatory compliance, financial risk management, investments and due diligence, and capital flow.

Code of Ethics

Our board of directors adopted a Code of Ethics and Business Conduct on March 6, 2017 (the “Code of Ethics”), which contains general guidelines applicable to our executive officers, including our principal executive officer, principal financial officer and principal accounting officer, our directors and employees and officers of our advisor, Strategic Storage Advisor IV, LLC (“Advisor”), and its affiliates who perform material functions for us. We adopted our Code of Ethics with the purpose of promoting the following: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with or submit to the SEC and in other public communications made by us; (3) compliance with applicable laws and governmental rules and regulations; (4) the prompt internal reporting of violations of the Code of Ethics to our Code of Ethics Compliance Officer; and (5) accountability for adherence to the Code of Ethics. A copy of the Code of Ethics is available in the “Governance Documents” section of our website located at www.strategicreit.com/sst4/about-sst4/governance-documents.

Audit Committee

General

Our board of directors adopted a charter for the Audit Committee on January 9, 2017 (the “Audit Committee Charter”). A copy of our Audit Committee Charter is available in the “Governance Documents” section of our website located at www.strategicreit.com/sst4/about-sst4/governance-documents. The Audit Committee assists our board of directors by: (1) selecting an independent registered public accounting firm to audit our annual financial statements; (2) reviewing with the independent registered public accounting firm the plans and results of the audit engagement; (3) approving the audit and non-audit services provided by the independent registered public accounting firm; (4) reviewing the independence of the independent registered public accounting firm; and (5) considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Audit Committee Charter and in accordance with current laws, rules and regulations.

The members of the Audit Committee are our two independent directors, Dean I. Ader and Alexander S. Vellandi, with Mr. Vellandi currently serving as Chairman of the Audit Committee. We do not have an “audit committee financial expert,” as such term is defined by SEC rules; however, our board of directors believes that each member of the Audit Committee has sufficient knowledge in financial and auditing matters to serve on the Audit Committee and Mr. Vellandi has sufficient knowledge to serve as the Chairman of the Audit Committee due to his more than 18 years of experience in commercial real estate and finance. The Audit Committee held five meetings during 2017. Mr. Ader attended all five meetings. Mr. Vellandi was appointed to the Audit Committee in June 2017 and attended the two Audit Committee meetings held after his appointment. Prior to June 2017, Stephen G. Muzzy was an independent member of the Audit Committee and attended the three meetings held prior to his resignation and Mr. Vellandi’s election.

Relationship with Principal Auditor

Overview

On the recommendation of the Audit Committee, our board of directors has appointed BDO USA, LLP (“BDO”) as our independent registered public accounting firm (“independent auditor”) for the year ending December 31, 2018. Although stockholder ratification of the appointment of our independent auditor is not required by our bylaws or otherwise, we are submitting the selection of BDO to our stockholders for ratification as a matter of good corporate governance practice. Even if the selection is ratified, the Audit Committee reserves the right to select a new independent auditor at any time in the future in its discretion if it deems such decision to be in the best interests of the Company and its stockholders. Any such decision would be disclosed to our stockholders in accordance with applicable securities laws. If our stockholders do not ratify the Audit Committee’s selection, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of our independent registered public accounting firm.

Representatives of BDO are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire. The representatives will also be available to respond to appropriate questions from our stockholders.

Change in Principal Auditor

CohnReznick LLP (“CohnReznick”), an independent registered public accounting firm, audited our consolidated balance sheet as of June 17, 2016.

On January 9, 2017, with the approval of our Audit Committee, we dismissed CohnReznick as our independent registered public accounting firm. CohnReznick’s audit report on our consolidated balance sheet as of June 17, 2016 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During our existence, there were no (a) disagreements between us and CohnReznick on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of CohnReznick, would have caused CohnReznick to make reference to the subject matter of the disagreement in its report on our consolidated financial statements, or (b) “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

On January 26, 2017, with the approval of our Audit Committee, we engaged BDO as our new independent registered public accounting firm for the purpose of auditing our consolidated balance sheet as of December 31, 2016, and the related consolidated statements of operations, stockholder’s equity, and cash flows for the period June 1, 2016 (inception) through December 31, 2016. Prior to the engagement of BDO, neither we nor anyone acting on our behalf consulted BDO regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

For the fiscal year ended December 31, 2017, BDO served as our independent registered public accounting firm and provided us certain other services.

Pre-Approval Policies

The Audit Committee Charter imposes a duty on the Audit Committee to pre-approve all auditing services performed for the Company by our independent auditor, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditor’s independence. In determining whether or not to pre-approve services, the Audit Committee considers whether the service is permissible under applicable SEC rules. The Audit Committee may, in its discretion, delegate one or more of its members the authority to pre-approve any services to be performed by our independent auditor, provided such pre-approval is presented to the full Audit Committee at its next scheduled meeting.

All services rendered by BDO for the year ended December 31, 2017 were pre-approved in accordance with the policies set forth above.

Fees to Principal Auditor

The Audit Committee reviewed the audit and non-audit services performed by BDO, as well as the fees charged by BDO for such services. The aggregate fees for professional accounting services provided by BDO, including the audit of our annual financial statements, for the year ended December 31, 2017 and the period from June 1, 2016 (date of inception) through December 31, 2016 are set forth in the table below. In addition, the fees incurred by CohnReznick for its services prior to its termination are set forth in the table below.

	BDO 2017	BDO 2016	CohnReznick 2016
Audit Fees	$87,008	$25,860	$29,500
Audit-Related Fees	—	—	—
Tax Fees	—	—	—
All Other Fees	—	—	—

Total	$87,008	$25,860	$29,500

For purposes of the preceding table, the professional fees are classified as follows:

•	Audit Fees – These are fees for professional services performed for the audit of our annual financial statements and the required review of our quarterly financial statements and other procedures performed by the independent auditors to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements, and services that generally only an independent auditor reasonably can provide, such as services associated with filing registration statements, periodic reports and other filings with the SEC.

•	Audit-Related Fees – These are fees for assurance and related services that traditionally are performed by an independent auditor, such as due diligence related to acquisitions and dispositions, audits related to acquisitions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

•	Tax Fees – These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Such services may also include assistance with tax audits and appeals before the Internal Revenue Service (IRS) and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

•	All Other Fees – These are fees for other permissible work performed that do not meet one of the above-described categories.

Audit Committee Report

Pursuant to the Audit Committee Charter adopted by the board of directors of the Company, the Audit Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by overseeing the independent auditors, the audit and financial reporting process and the system of internal control over financial reporting that management has established and by reviewing the financial information to be provided to the Company’s stockholders and others. The Audit Committee is composed of our two independent directors and met five times during the year ended December 31, 2017. Management of the Company has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent auditors devote more time and have access to more information than does the Audit Committee. Accordingly, the Audit Committee’s role does not provide any special assurances with regard to the financial statements of the Company, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2017 included in the Company’s Annual Report on Form 10-K with management, including a discussion of the quality and acceptability of the financial reporting and controls of the Company, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee discussed with the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and acceptability of the financial and such other matters as are required to be discussed with the Audit Committee under PCAOB Auditing Standard No. 1031, “Communications with Audit Committees”. The Audit Committee also received the written disclosures and the letter from the Company’s independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Audit Committee meets periodically with the independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of the financial reporting of the Company.

In reliance on these reviews and discussions, the Audit Committee recommended to our board of directors that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC. Our board of directors subsequently accepted the Audit Committee’s recommendation and approved the Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

Alexander S. Vellandi (Chairman)
Dean I. Ader

March 7, 2018

The preceding Audit Committee Report to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

General

Our board of directors ratified the Nominating and Corporate Governance Committee’s adoption of its charter on March 6, 2017 (the “Nominating and Corporate Governance Committee Charter”). A copy of our Nominating and Corporate Governance Committee Charter is available in the “Governance Documents” section of our website located at www.strategicreit.com/sst4/about-sst4/governance-documents. The Nominating and Corporate Governance Committee’s primary focus is to assist our board of directors in fulfilling its responsibilities with respect to director nominations, corporate governance, board of directors and committee evaluations and conflict resolutions. The Nominating and Corporate Governance Committee assists our board of directors in this regard by: (1) identifying individuals qualified to serve on our board of directors, consistent with criteria approved by our board of directors, and recommending that our board of directors select a slate of director nominees for election by our stockholders at the annual meeting of our stockholders; (2) developing and implementing the process necessary to identify prospective members of our board of directors; (3) determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on our board of directors; (4) overseeing an annual evaluation of our board of directors, each of the committees of our board of directors and management; (5) developing and recommending to our board of directors a set of corporate governance principles and policies; (6) periodically reviewing our corporate governance principles and policies and suggesting improvements thereto to our board of directors; and (7) considering and acting on any conflicts-related matter required by our charter or otherwise permitted by Maryland law where the exercise of independent judgment by any of our directors, who is not an independent director, could reasonably be compromised, including approval of any transaction involving our Advisor or its affiliates. The Nominating and Corporate Governance Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Nominating and Corporate Governance Committee Charter and in accordance with current laws, rules and regulations.

The members of the Nominating and Corporate Governance Committee are our two independent directors, Dean I. Ader and Alexander S. Vellandi, with Mr. Ader serving as Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held two meetings during 2017. Mr. Ader attended both meetings. Mr. Vellandi was appointed to the Nominating and Corporate Governance Committee in June 2017 and there were not any Nominating and Corporate Governance Committee meetings held after his appointment. Prior to June 2017, Stephen G. Muzzy was an independent member of the Nominating and Corporate Governance Committee and attended both meetings prior to his resignation and Mr. Vellandi’s election.

Board of Directors Membership Criteria and Director Selection

The Nominating and Corporate Governance Committee annually reviews with our board of directors the appropriate experience, skills and characteristics required of our directors in the context of the current membership of our board of directors. This assessment includes, in the context of the perceived needs of our board of directors at the time, issues of knowledge, experience, judgment and skills such as an understanding of the real estate industry or brokerage industry or accounting or financial management expertise. Other considerations include the candidate’s independence from conflict with the Company and the ability of the candidate to attend board of directors meetings regularly and to devote an appropriate amount of effort in preparation for those meetings. It also is expected that independent directors nominated by our board of directors are individuals who possess a reputation and hold or have held positions or affiliations befitting a director of a publicly held company and are or have been actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community.

Though we do not have a formal policy regarding diversity with respect to identifying nominees and overall board composition, our Nominating and Corporate Governance Committee considers the impact of diverse backgrounds and experiences of potential nominees on the effectiveness and quality of our board of directors. As part of its annual review process discussed below, the Nominating and Corporate Governance Committee reviews its own effectiveness in recommending director nominees with diverse backgrounds and experiences relative to any perceived needs in the composition of our board of directors.

While our full board of directors remains responsible for selecting its own nominees and recommending them for election by our stockholders, our board of directors has delegated the screening process necessary to identify qualified candidates to the Nominating and Corporate Governance Committee. Pursuant to our charter, however, the directors must nominate replacements for any vacancies among the director positions.

The Nominating and Corporate Governance Committee annually reviews director suitability and the continuing composition of our board of directors; it then recommends director nominees who are voted on by our full board of directors. In recommending director nominees to our board of directors, the Nominating and Corporate Governance Committee solicits candidate recommendations from its own members, other directors and management of the Company. The Nominating and Corporate Governance Committee will also consider suggestions made by stockholders and other interested persons for director nominees who meet the established director criteria. In order for a stockholder to make a nomination, the stockholder must satisfy the procedural requirements for such nomination as provided in the Company’s bylaws, which include, among other things, providing the nominee’s name, age, address, and ownership of the Company’s stock. Such nominations must also be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

In evaluating the persons nominated as potential directors, the Nominating and Corporate Governance Committee will consider each candidate without regard to the source of the recommendation and take into account those factors that the Nominating and Corporate Governance Committee determines are relevant.

With respect to the current nominees to our board of directors, whose backgrounds and experience are described in greater detail on pages 16-20, our Nominating and Corporate Governance Committee considered all of the factors set forth above in its determination to recommend them for nomination. In particular, our Nominating and Corporate Governance Committee considered H. Michael Schwartz’s active participation in the management of our operations and his experience in the self storage industry, Dean I. Ader’s extensive experience in the financial services industry, including his many years of experience in public accounting as a certified public accountant (now retired) and Alexander S. Vellandi’s more than 18 years of experience in commercial real estate and finance in determining to recommend each of them for nomination to our board of directors. In addition, the Nominating and Corporate Governance Committee considered these particular aspects of the backgrounds of Messrs. Ader and Vellandi relative to the needs of the committees of our board of directors in determining to recommend them for nomination.

Corporate Governance

Pursuant to the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee developed and recommended a set of formal, written guidelines for corporate governance, which were adopted by our full board of directors.

The Nominating and Corporate Governance Committee also, from time to time, reviews the governance structures and procedures of the Company and suggests improvements thereto to our full board of directors. Such improvements, if adopted by the full board of directors, will be incorporated into the written guidelines.

Periodic Evaluations

The Nominating and Corporate Governance Committee conducts an annual evaluation of its own performance and oversees the annual evaluations of our directors, each of the other committees of our board of directors and management.

Conflicts of Interest

The Nominating and Corporate Governance Committee considers and acts upon any conflicts of interest-related matter required by our charter or otherwise permitted by Maryland law where the exercise of independent judgment by any of our directors, who is not an independent director, could reasonably be compromised, including approval of any transaction involving our Advisor or its affiliates. Our independent directors must approve such transactions as fair and reasonable to us and on terms and conditions not less favorable than those available from unaffiliated third parties, based upon standards set forth in our charter and Code of Ethics, as well as applicable laws, rules and regulations.

Conflicts of interest-related matters that the Nominating and Corporate Governance Committee has acted upon or expects to act upon include, but are not limited to, the following:

•	the continuation, renewal or enforcement of agreements with our Advisor and its affiliates, including the following significant agreements:

•	an advisory agreement (“Advisory Agreement”) with our Advisor;

•	property management agreements (“Property Management Agreements”) with our property manager, Strategic Storage Property Management IV, LLC (“Property Manager”);

•	a dealer manager agreement (“Dealer Manager Agreement”) with our dealer manager, Select Capital Corporation (“Dealer Manager”);

•	property sales;

•	property acquisitions; and

•	other transactions with affiliates.

Compensation Committee

General

We established a Compensation Committee on March 7, 2018. The members of our Compensation Committee are Messrs. Ader and Vellandi, with Mr. Ader serving as Chairman of the Compensation Committee. The primary focus of the Compensation Committee is to assist our board of directors in fulfilling its responsibilities with respect to director compensation. Prior to the establishment of the Compensation Committee, our board of directors fulfilled all of the responsibilities with respect to director compensation. The Compensation Committee assists our board of directors in this regard when necessary by: (1) reviewing and approving our corporate goals with respect to compensation of directors; (2) recommending to our board of directors compensation for all non-employee directors, including board of directors and committee retainers, meeting fees and equity-based compensation; (3) administering and granting equity-based compensation to our Advisor, employees of our Advisor and affiliates based upon recommendations from our Advisor; and (4) setting the terms and conditions of such equity-based compensation in accordance with our Employee and Director Long-Term Incentive Plan (the “Plan”). The Compensation Committee fulfills these responsibilities in accordance with current laws, rules and regulations. The Compensation Committee has concluded that, because the Compensation Committee will only need to address issues related to director compensation while we are an externally advised REIT, a charter is not necessary at the present time. The Compensation Committee will periodically review the need for a charter and, if adopted, will disclose a copy of such charter to our stockholders pursuant to applicable SEC rules.

Compensation Committee Interlocks and Insider Participation

For the year ending December 31, 2017, decisions regarding director compensation were made by our board of directors, including H. Michael Schwartz, our current Chairman and Chief Executive Officer.

The current members of our Compensation Committee are Messrs. Ader and Vellandi, with Mr. Ader serving as Chairman of the Compensation Committee. No member of the Compensation Committee served as an officer or employee of us or any of our affiliates during 2017, and none of whom had any relationship requiring disclosure by us under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our board of directors or our Compensation Committee during the fiscal year ended December 31, 2017.

Compensation Discussion and Analysis – Executive Compensation

The following executive officers are the Company’s “Named Executive Officers” for the fiscal year ended December 31, 2017:

•	H. Michael Schwartz, Chief Executive Officer;

•	Michael S. McClure, President;

•	Matt F. Lopez, Chief Financial Officer and Treasurer;

•	Ken Morrison, Chief Operations Officer; and

•	James L. Berg, Assistant Secretary.

We do not directly compensate our executive officers, including our Named Executive Officers, for services rendered to us. We do not currently intend to pay any compensation directly to our executive officers. As a result, we do not have, and the Compensation Committee has not considered, a compensation policy or program for our executive officers. If we determine to compensate our executive officers directly in the future, the Compensation Committee will review all forms of compensation to our executive officers and approve all equity-based awards to our executive officers.

Our executive officers also are officers of our Advisor and its affiliates, and are compensated by such entities for their services to us. We pay these entities fees and reimburse expenses pursuant to our Advisory Agreement. For the year ended December 31, 2017, these reimbursements to our Advisor include reimbursements of a portion of the salaries of our Named Executive Officers for time they spent on matters connected to our public offering (the “Offering”) totaling approximately $112,000. Of this amount, $55,000 was attributed to H. Michael Schwartz, $13,000 was attributed to Michael S. McClure, $40,000 was attributed to Matt F. Lopez, $2,000 was attributed to Ken Morrison and $2,000 was attributed to James L. Berg. At the present time, we intend to continue these reimbursements for time our Named Executive Officers spend on matters connected to the Offering.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis – Executive Compensation set forth above be included in this proxy statement.

Dean I. Ader (Chairman)
Alexander S. Vellandi

March 7, 2018

The preceding Compensation Committee Report to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Director Compensation for the Year Ended December 31, 2017

Summary

The following table provides a summary of the compensation earned by or paid to our directors for the year ended December 31, 2017:

Name	Fees Earned or Paid in Cash		Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation	Total
H. Michael Schwartz	$—		$—	$—	$—	$—	$—	$—
Dean I. Ader	$—	(2)	$—	$—	$—	$—	$—	$—
Stephen G. Muzzy	$27,500		$—	$—	$—	$—	$—	$27,500
Alexander S. Vellandi	$25,000	(3)	$—	$—	$—	$—	$—	$25,000

(1)	This column represents the full grant date fair value in accordance with FASB ASC Topic 718.
(2)	Mr. Ader waived his director compensation for the year ended December 31, 2017.
(3)	Amount includes total fees earned or paid during the year ended December 31, 2017, of which $2,500 was paid in 2018.

As noted above, the Compensation Committee assists our board of directors in fulfilling its responsibilities with respect to employee, officer and director compensation. Because we do not have any employees and our executive officers do not receive any compensation directly from us, these responsibilities are limited to setting director compensation and administering the Plan. Our non-director officers have no role in determining or recommending director compensation. Directors who are also officers of the Company do not receive any special or additional remuneration for services on our board of directors or any of its committees. Each non-employee independent director received compensation for services on our board of directors and its committees as provided below.

Cash Compensation to Directors

Each of our independent directors was entitled to a retainer of $20,000 per year plus $1,000 for each board of directors or committee meeting the independent director attended in person ($2,000 for attendance by the chairperson of the Audit Committee at each meeting of the Audit Committee and $1,500 for attendance by the chairperson of any other committee at each committee meeting in which they are a chairperson) and $1,000 for each regularly scheduled meeting the independent director attended by telephone ($250 for special meetings conducted by telephone). In the event there were multiple meetings of our board of directors and one or more committees in a single day, the fees were limited to $2,000 per day ($2,500 for the chairperson of the Audit Committee if there was a meeting of such committee). For the year ended December 31, 2017, the directors earned and were paid an aggregate of $52,500.

All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.

Employee and Director Long-Term Incentive Plan Awards

As of December 31, 2017, we had not issued any awards pursuant to the Plan.

The Plan was approved and adopted prior to the commencement of the Offering in order to (1) provide incentives to individuals who are granted awards because of their ability to improve our operations and increase profits; (2) encourage selected persons to accept or continue employment with us or with our Advisor or its affiliates that we deem important to our long-term success; and (3) increase the interest of our independent directors in our success through their participation in the growth in value of our stock. Pursuant to the Plan, we may issue options, stock appreciation rights, distribution equivalent rights and other equity-based awards, including, but not limited to, restricted stock.

The total number of shares of our Class A common stock reserved for issuance under the plan is equal to 10% of our outstanding shares of Class A, Class T and Class W common stock at any time, but not to exceed 10,000,000 shares in the aggregate. As of December 31, 2017, there were approximately 179,045 shares available for issuance under the Plan. The term of the Plan is 10 years. Upon our earlier dissolution or liquidation, reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation, or sale of all or substantially all of our properties, the Plan will terminate, and provisions will be made for the assumption by the successor corporation of the awards granted under the Plan or the replacement of such awards with similar awards with respect to the stock of the successor corporation, with appropriate adjustments as to the number and kind of shares and exercise prices. Alternatively, rather than providing for the assumption of such awards, the board of directors may either (1) shorten the period during which awards are exercisable, or (2) cancel an award upon payment to the participant of an amount in cash that the Compensation Committee determines is equivalent to the fair market value of the consideration that the participant would have received if the participant exercised the award immediately prior to the effective time of the transaction.

In the event our board of directors or Compensation Committee determines that any distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution or sale, transfer, exchange or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects our stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an award, then the board of directors or Compensation Committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any award.

Executive Officers and Directors

Included below is certain information regarding our executive officers and directors. All of our directors, including our two independent directors, have been nominated for re-election at the 2018 annual meeting of stockholders. All of our executive officers serve at the pleasure of our board of directors.

Name	Age	Position(s)	Period with Company
H. Michael Schwartz	51	Chairman of the Board of Directors and Chief Executive Officer	6/2016 – present
Michael S. McClure	55	President	6/2016 – present
Matt F. Lopez	40	Chief Financial Officer and Treasurer	6/2016 – present
Wayne Johnson	60	Chief Investment Officer	6/2016 – present
Ken Morrison	51	Chief Operations Officer	6/2016 – present
Paula Mathews	66	Executive Vice President and Secretary	6/2016 – present
James L. Berg	65	Assistant Secretary	6/2016 – present
Dean I. Ader	65	Independent Director	12/2016 – present
Alexander S. Vellandi	47	Independent Director	6/2017 – present

H. Michael Schwartz. Mr. Schwartz is the Chairman of our board of directors and our Chief Executive Officer. Mr. Schwartz has been an officer and director since our initial formation in June 2016. Mr. Schwartz is the Chief Executive Officer of our Advisor. Mr. Schwartz served as our President and the President of our Advisor from June 2016 through January 2017. Mr. Schwartz is also the Chief Executive Officer of SmartStop Asset Management, LLC (our “Sponsor”), a position he has held since August 2007. He served as President of our Sponsor from August 2007 through January 2017. Mr. Schwartz also served as Chief Executive Officer, President, and Chairman of SmartStop Self Storage, Inc. (“SmartStop Self Storage”), our prior sponsor, from August 2007 until the merger of SmartStop Self Storage with Extra Space Storage, Inc. (“Extra Space”) on October 1, 2015. He also serves as Chief Executive Officer and Chairman of Strategic Storage Growth Trust, Inc. (“SSGT”), a public non-traded self storage REIT sponsored by our Sponsor. In addition, he serves as Chief Executive Officer and Chairman of Strategic Storage Trust II, Inc. (“SST II”), a public non-traded self storage REIT also sponsored by our Sponsor. Since February 2008, Mr. Schwartz has also served as Chief Executive Officer of Strategic Storage Holdings, LLC (“SSH”). He was appointed President of Strategic Capital Holdings, LLC in July 2004. Previously, he held the positions of Vice Chairman or Co-President of U.S. Advisor from July 2004 until April 2007. He has more than 26 years of real estate, securities and corporate financial management experience. His real estate experience includes international investment opportunities, including self storage acquisitions in Canada. From 2002 to 2004, Mr. Schwartz was the Managing Director of Private Structured Offerings for Triple Net Properties, LLC (now an indirect subsidiary of Grubb & Ellis Company). In addition, he served on the board of their affiliated broker-dealer, NNN Capital Corp. (subsequently known as Grubb & Ellis Securities, Inc.). From 2000 to 2001, Mr. Schwartz was Chief Financial Officer for Futurist Entertainment, a diversified entertainment company. From 1995 to 2000, he was President and Chief Financial Officer of Spider Securities, Inc. (now Merriman Curhan Ford & Co.), a registered broker-dealer that developed one of the first online distribution outlets for fixed and variable annuity products. From 1990 to 1995, Mr. Schwartz served as the Vice President and Chief Financial Officer of Western Capital Financial (an affiliate of Spider Securities), and from 1994 to 1998 Mr. Schwartz was also President of Palladian Advisors, Inc. (an affiliate of Spider Securities). Mr. Schwartz holds a B.S. in Business Administration with an emphasis in Finance from the University of Southern California.

Michael S. McClure. Mr. McClure is our President, a position he has held since January 2017. From our initial formation in June 2016 until January 2017, Mr. McClure served as our Chief Financial Officer, Treasurer, and an Executive Vice President. Mr. McClure is also the President of our Advisor and our Sponsor. Mr. McClure serves as the President of SST II and SSGT. From January 2013 until January 2017, Mr. McClure served as the Chief Financial Officer of our Sponsor. From January 2008 through October 1, 2015, Mr. McClure served as the Chief Financial Officer and Treasurer of SmartStop Self Storage and served as an Executive Vice President of such entity from June 2011 until the merger of SmartStop Self Storage with Extra Space on October 1, 2015. Mr. McClure is currently President of SSH and was Chief Financial Officer and Treasurer from January 2008 to January 2017. From 2004 to June 2007, Mr. McClure held various positions, including Vice President of Finance, at the North Inland Empire Division of Pulte Homes, Inc. At Pulte Homes, he was responsible for all finance, accounting, human resources, and office administration functions. From 2002 to 2004, Mr. McClure was a director in the Audit Business Advisory Services practice for PricewaterhouseCoopers LLP. From 1985 to 2002, Mr. McClure was with Arthur Andersen LLP, holding various positions including partner. In his 20 years of experience in the public accounting field, Mr. McClure had extensive experience in the real estate industry working with REITs, homebuilders, and land development companies and worked on numerous registration statements and public offerings. He is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. Mr. McClure holds a B.S.B.A. degree from California State University, Fullerton.

Matt F. Lopez. Mr. Lopez is our Chief Financial Officer and Treasurer. He also serves as the Chief Financial Officer of our Advisor. Mr. Lopez is responsible for overseeing our budgeting, forecasting and financial management policies, along with directing all SEC and regulatory reporting. He is also currently serving as Chief Financial Officer and Treasurer of SST II. Previously, from October 2015 to January 2017, Mr. Lopez served as a Controller for our Sponsor and was most recently assigned to the accounting, financial management and SEC and regulatory reporting of SST II. He also served as a Controller of SmartStop Self Storage from November 2014 until its merger with Extra Space on October 1, 2015. From 2000 to 2014, Mr. Lopez was with PricewaterhouseCoopers LLP, holding various positions including audit senior manager from 2008 to 2014. In his 14 years in public accounting, Mr. Lopez had extensive experience in the real estate industry working with REITs, real estate investment funds, homebuilders and land development companies. He is a Certified Public Accountant, licensed in California, and a member of the American Institute of Certified Public Accountants. Mr. Lopez holds a B.A. degree from the University of California, Los Angeles.

Wayne Johnson. Mr. Johnson has been our Chief Investment Officer since our initial formation. Mr. Johnson also serves as Chief Investment Officer for our Advisor and our Sponsor. Mr. Johnson served as Senior Vice President — Acquisitions for SmartStop Self Storage from August 2007 until January 2015 when he was elected Chief Investment Officer until the merger of SmartStop Self Storage with Extra Space on October 1, 2015. Mr. Johnson also served as Senior Vice President — Acquisitions for Strategic Capital Holdings, LLC beginning in June 2006, as Senior Vice President — Acquisitions for SSGT from March 2013 until August 2015 when he was elected Chief Investment Officer, and as Senior Vice President — Acquisitions for SST II from January 2013 until June 2015 when he was elected Chief Investment Officer. Prior to joining Strategic Capital Holdings, LLC, Mr. Johnson was involved in all aspects of commercial development and leasing, including office, office warehouse, retail, and self storage facilities. During such time, Mr. Johnson developed, managed, and operated 14 self storage facilities in excess of one million square feet. Mr. Johnson served on the board and is the past President of the Texas Self Storage Association (TSSA), which is the trade organization for self storage development, ownership, and management with approximately 3,800 members consisting of storage owners, developers, operators, and vendors throughout Texas. Mr. Johnson entered the commercial real estate business in 1979 after graduating from Southern Methodist University with a B.B.A. in Finance and Real Estate.

Ken Morrison. Mr. Morrison is our Chief Operations Officer, a position he has held since December 2017. From our initial formation in June 2016 until December 2017, Mr. Morrison served as our Senior Vice President — Property Management. He is also the President of our Property Manager, a position he has held since its initial formation. Mr. Morrison served as Senior Vice President – Property Management of our Sponsor from June 2013 until he was named Chief Operations Officer – Self Storage in October 2017. Mr. Morrison also served as the President of Strategic Storage Property Management, LLC (“SSPM”) beginning in December 2011 and as Senior Vice President — Property Management of SmartStop Self Storage beginning in June 2013 until October 1, 2015 when SmartStop Self Storage merged with Extra Space. Mr. Morrison also serves as the Chief Operations Officer of SST II and SSGT. From January 2014 until December 2017, Mr. Morrison served as Senior Vice President — Property Management of SSGT and from January 2013 until December 2017, Mr. Morrison served as Senior Vice President — Property Management of SST II. Mr. Morrison’s primary responsibility is to oversee property management and sub-property management of our self storage properties, which includes managing the day-to-day activities at our self storage facilities, maintaining and upgrading the properties in our self storage portfolio and overseeing the Internet and Self Storage Marketing departments of our

Sponsor. Previously, Mr. Morrison held several executive management positions with Public Storage from 1998 until November 2011, where he was responsible for the oversight of 300 self storage facilities in 11 states and supervised a staff of 37 district managers. Prior to joining Public Storage, Mr. Morrison spent eight years in management with Safeway. Mr. Morrison has completed coursework at both West Valley College in Saratoga, California and the Center for Creative Leadership in San Diego, California.

Paula Mathews. Ms. Mathews has served as our Secretary and an Executive Vice President since our formation. Ms. Mathews also serves as Executive Vice President of our Advisor. Ms. Mathews is an Executive Vice President of our Sponsor. Ms. Mathews served as an Executive Vice President and Assistant Secretary for SmartStop Self Storage, positions she held from August 2007 and June 2011, respectively, until the merger of SmartStop Self Storage with Extra Space on October 1, 2015. Ms. Mathews is also an Executive Vice President and Secretary of SSGT, positions she has held since March 2013. In addition, Ms. Mathews is a member of the board of directors of SST II, a position to which she was appointed in January 2016, and is also an Executive Vice President and Secretary of SST II, positions she has held since SST II’s formation in January 2013. Since August 2007, Ms. Mathews has also served as Secretary for SSH. Since 2005, she has also served as Vice President — Commercial Operations for Strategic Capital Holdings, LLC. Prior to joining Strategic Capital Holdings, LLC, Ms. Mathews was a private consultant from 2003 to 2005 providing due diligence services on the acquisition and disposition of assets for real estate firms. Prior to that, Ms. Mathews held senior level executive positions with several pension investment advisors, including the following: a real estate company specializing in 1031 transactions from 2002 to 2003 where she was the Director of Operations; KBS Realty Advisors from 1995 to 2001 where she was responsible for the management of $600 million in “value added” commercial assets in seven states; TCW Realty Advisors (now CBRE Investors) from 1985 to 1992 as a Senior Vice President where her focus was retail assets within closed end equity funds; and PMRealty Advisors from 1983 to 1985 in a portfolio management role. She began her real estate career in 1977 with The Irvine Company, the largest land holder in Orange County, California, where she held several positions within the Commercial/Industrial Division structuring industrial build-to-suits, ground leases, and land sales. Ms. Mathews holds a B.S. degree from the University of North Carolina, Chapel Hill.

James L. Berg. Mr. Berg has been our Assistant Secretary since our formation. Mr. Berg is also the General Counsel of our Sponsor. Mr. Berg was the Secretary of SmartStop Self Storage from June 2011 until the merger of SmartStop Self Storage with Extra Space on October 1, 2015. Mr. Berg has served as Assistant Secretary of SSGT since January 2014, and as Assistant Secretary of SST II since January 2013. Since April 2011, Mr. Berg has also served as General Counsel of SSH. Mr. Berg has over 25 years of experience in general business, corporate, securities, venture capital, and intellectual property law. From November 2004 to April 2011, he was General Counsel of U.S. Advisor, LLC. During 2004, Mr. Berg was Senior Vice President and General Counsel of LoanCity.com, a wholesale mortgage lender based in San Jose, California. Prior to that, Mr. Berg was a partner in several laws firms in Oakland, California. Mr. Berg received a J.D. (magna cum laude) from the University of Michigan Law School in 1978 and a B.S. (with high distinction) from the University of Michigan Business School in 1975. He is a member of the State Bar of California, Business Law Section.

Dean I. Ader. Mr. Ader is one of our independent directors and is the Chairman of our Nominating and Corporate Governance Committee and Compensation Committee and a member of our Audit Committee of our board of directors. Previously, Mr. Ader was an independent director of SSGT from July 2014 to August 2015. He has over 30 years of experience in the financial service industry and is a retired certified public accountant with many years of experience in public accounting. Until 2001, Mr. Ader was an accounting consultant who recruited and trained CPAs nationwide on all facets of the practice of accounting, financial planning and investment advisory services including both technical and sales skills. Up to 2001, he always devoted part of his time to practicing as a CPA to keep his own skills current. From 1999 to 2001, Mr. Ader was a Vice President with USAdviser, Inc., an SEC registered investment advisory firm providing marketing and technical financial planning support services to member firms and their clients. Prior to that, Mr. Ader was a Vice President with Avenir Advisory Services, LLC from 1997 to 1999, a Vice President with Securities America, Inc. and Securities America Financial Services, Inc. from 1995 to 1997 and a Director — CPA Alliances with American Express Financial Advisors from 1991 to 1995. Mr. Ader graduated with a Bachelor of Science in Business Administration and a Masters of Public Administration from the University of Southern California.

Alexander S. Vellandi. Mr. Vellandi is one of our independent directors and is the Chairman of our Audit Committee and a member of our Nominating and Corporate Governance Committee and Compensation Committee of our board of directors. He has over 18 years of experience in commercial real estate and finance. Mr. Vellandi is currently General Counsel of Money360, Inc., a commercial real estate lender, responsible for all legal aspects of its corporate and business operations, a position he has held since March 2016. Since 2002, he has also owned a residential real estate brokerage firm, Orange County Property Company. Prior to Money360, Inc., Mr. Vellandi was in-house legal counsel to Sabal Financial Group, LP. from November 2011 through March 2016. Mr. Vellandi was a sole practitioner from 2004 to 2011 and was Associate General Counsel of Triple Net Properties, LLC from 2003 to 2004. He has also served as an attorney with two law firms in California, Allen, Matkins, Leck, Gamble & Mallory LLP from 2000 to 2002, which is a California-based law firm specializing in real estate, litigation, labor, tax and business law, and Sheppard, Mullin, Richter & Hampton LLP from 1998 to 2000, which is a global 100 firm handling corporate and technology matters, litigation and financial transactions. In private practice, he has represented large corporations, developers, landlords, tenants, real property purchasers, borrowers and secured lenders on a wide range of real estate related transactions in various states. Mr. Vellandi graduated with his Bachelor of Arts from the University of California at Irvine and his Juris Doctorate from UCLA School of Law. Prior to entering law school, he served as an appointee of former California Governor Pete Wilson from 1995 through 1996. He is a member of the State Bar of California, is a licensed real estate broker and serves in a leadership capacity for various charities and professional organizations.

STOCK OWNERSHIP

Beneficial Ownership of the Company’s Stock

The following table sets forth, as of March 30, 2018, the amount of our common stock beneficially owned by: (1) any person who is known by us to be the beneficial owner of more than 5% of any class of the outstanding shares of our common stock; (2) each of our directors; (3) each of our executive officers; and (4) all of our directors and executive officers as a group. There were a total of approximately 2.5 million shares of common stock issued and outstanding as of March 30, 2018.

Class A Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner	Number of Shares of Common Stock		Percentage of Class
H. Michael Schwartz, Chairman of the Board of Directors and Chief Executive Officer	44	(2)		*
Michael S. McClure, President	—		—
Matt F. Lopez, Chief Financial Officer and Treasurer	—		—
Wayne Johnson, Chief Investment Officer	—		—
Ken Morrison, Chief Operations Officer	—		—
Paula Mathews, Executive Vice President and Secretary	—		—
James L. Berg, Assistant Secretary	—		—
Dean I. Ader, Independent Director	—		—
Alexander S. Vellandi, Independent Director	—		—
Comrit Investments 1, LP	360,577		21.5%

All directors and executive officers as a group	44			*

*	Represents less than 1% of our outstanding common stock as of March 30, 2018.
(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following March 30, 2018. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(2)	Consists of 44 Class A shares owned by Strategic Storage Advisor IV, LLC, which is indirectly owned and controlled by Mr. Schwartz.

Section 16(a) Beneficial Ownership Reporting Compliance

We were not subject to the Exchange Act reporting requirements during the year-ended December 31, 2017. As a result, none of our executive officers, directors or greater than 10% stockholders were required to file any reports pursuant to Section 16(a) of the Exchange Act, and therefore no reports were filed pursuant to Section 16(a) during that period.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

Certain of our executive officers and one of our directors hold ownership interests in and are officers of our Sponsor, our Advisor, our Property Manager, our Dealer Manager and other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities and their owners, which fiduciary duties may conflict with the duties that they owe to our stockholders and us. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment objectives. Conflicts with our business and interests are most likely to arise from involvement in activities related to: (1) allocation of new investments and management time and services between us and the other entities; (2) our purchase of properties from, or sale of properties to, affiliated entities; (3) the timing and terms of the investment in or sale of an asset; (4) development of our properties by affiliates; (5) investments with affiliates of our Advisor; (6) compensation to our Advisor; and (7) our relationship with our Dealer Manager and Property Manager.

We are a party to agreements giving rise to material transactions between us and our affiliates, including our Advisory Agreement, our Property Management Agreements and our Dealer Manager Agreement. Our independent directors reviewed the material transactions between us and our affiliates arising out of these agreements during the year ended December 31, 2017. Set forth below is a description of the relevant transactions with our affiliates, which we believe have been executed on terms that are fair to the Company.

Advisory Agreement

SmartStop Asset Management, LLC, our Sponsor, is the sole voting member of our Advisor, Strategic Storage Advisor IV, LLC. Certain of our executives, including Mr. Schwartz, serve as officers of our Advisor and our Sponsor.

Our Advisor and its affiliates perform services for us in connection with the offer and sale of our shares and the selection, acquisition and management of our properties pursuant to our Advisory Agreement. The term of our Advisory Agreement will end on March 3, 2019, but may be renewed for an unlimited number of successive one-year periods.

Many of the services performed by our Advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that our Advisor performs for us as our Advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the Advisory Agreement, our Advisor undertakes to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, our Advisor, either directly or indirectly by engaging an affiliate, performs the following, among other duties and subject to the authority of our board of directors:

•	finding, evaluating, presenting and recommending to us investment opportunities consistent with our investment policies and objectives;

•	serving as our investment and financial advisor and providing research and economic and statistical data in connection with our assets and our investment policies;

•	acquiring properties and making investments on our behalf in compliance with our investment objectives and policies;

•	structuring and negotiating the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	reviewing and analyzing each property’s operating and capital budget;

•	arranging, structuring and negotiating financing and refinancing of properties;

•	performing all operational functions for the maintenance and administration of our assets, including the servicing of mortgages;

•	consulting with our officers and board of directors and assisting the board of directors in formulating and implementing our financial policies;

•	preparing and reviewing on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS and other state or federal governmental agencies;

•	providing the daily management and performing and supervising the various administrative functions reasonably necessary for our management and operations; and

•	investigating, selecting, and, on our behalf, engaging and conducting business with such third parties as our Advisor deems necessary to the proper performance of its obligations under the Advisory Agreement.

Organization and offering costs of the Offering may be paid by our Advisor on our behalf and will be reimbursed to our Advisor from the proceeds of the Offering. Organization and offering costs consist of all expenses (other than sales commissions, dealer manager fees, stockholder servicing fees and dealer manager servicing fees) to be paid by us in connection with the Offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and other accountable offering expenses, including, but not limited to: (i) amounts to reimburse our Advisor for all marketing related costs and expenses such as salaries and direct expenses of employees of our Advisor and its affiliates in connection with registering and marketing our shares; (ii) technology costs associated with the Offering; (iii) our costs of conducting our training and education meetings; (iv) our costs of attending retail seminars conducted by participating broker-dealers; and (v) payment or reimbursement of bona fide due diligence expenses. Our Advisor must reimburse us within 60 days after the end of the month in which the Offering terminates to the extent we paid or reimbursed organization and offering costs (excluding sales commissions, dealer manager fees and stockholder servicing fees) in excess of 3.5% of the gross offering proceeds from the primary offering portion of the Offering (the “Primary Offering”).

Our Advisory Agreement also requires our Advisor to reimburse us to the extent that organization and offering expenses, including sales commissions, dealer manager fees, stockholder servicing fees, and dealer manager servicing fees, are in excess of 15% of gross proceeds from the Offering. Our Advisor receives a monthly asset management fee equal to one-twelfth of 1% of our aggregate asset value, as defined in our Advisory Agreement. Our Advisor will also be reimbursed for acquisition expenses incurred in the process of acquiring our properties.

Our Advisor may also be entitled to various subordinated distributions under our operating partnership agreement if we (1) list our shares of common stock on a national exchange, (2) terminate our Advisory Agreement, (3) liquidate our portfolio, or (4) enter into an Extraordinary Transaction, as defined in the operating partnership agreement. There were no such distributions for the year ended December 31, 2017.

Our Advisory Agreement provides for reimbursement of our Advisor’s direct and indirect costs of providing administrative and management services to us. Beginning four fiscal quarters after the acquisition of our first real estate asset, our Advisor must pay or reimburse us the amount by which our aggregate annual operating expenses, as defined, exceed the greater of 2% of our average invested assets or 25% of our net income, as defined, unless a majority of our independent directors determine that such excess expenses were justified based on unusual and non-recurring factors. For any fiscal quarter for which total operating expenses for the 12 months then ended exceeds the limitation, we will disclose this fact in our next quarterly report or within 60 days of the end of that quarter and send a written disclosure of this fact to our stockholders. In each case the disclosure will include an explanation of the factors that the independent directors considered in arriving at the conclusion that the excess expenses were justified.

Property Management Agreements

SmartStop Asset Management, LLC, our Sponsor, is the sole voting member of Strategic Storage Property Management IV, LLC, our Property Manager.

Our Property Manager manages our self storage properties pursuant to separate property management agreements for each property. Our Property Manager, in turn, had entered into a sub-property management agreement with Extra Space, which provided on-site management of our first property.

Under the property management agreement in effect from April 11, 2017 through September 30, 2017, our Property Manager received a monthly management fee of $2,500 or 6% of the gross revenues, whichever was greater, plus reimbursement of our Property Manager’s costs of managing the property. Extra Space agreed to pay up to $25,000 for the property managed toward the signage and set-up costs associated with converting the property to the Extra Space brand (the “Set-Up Amount”). The property management agreement had a three year term and automatically renewed for successive one year periods thereafter, unless we or our Property Manager provided prior written notice at least 90 days prior to the expiration of the term. In general, if we terminated the property management agreement without cause at any time during its initial three year term, we would have been obligated to pay our Property Manager a termination fee equal to the Set-Up Amount, reduced by 1/36th of the Set-Up Amount for every full month of the term that had elapsed.

The sub-property management agreement between our Property Manager and Extra Space was substantially the same as the property management agreement between us and our Property Manager. Under the sub-property management agreement, our Property Manager paid Extra Space a monthly management fee equal to the greater of $2,500 or 6% of the gross revenues, plus reimbursement of Extra Space’s costs of managing the property; provided, however that no management fee was due and payable to Extra Space for the months of January and July each year during the term. Extra Space had the exclusive right to offer tenant insurance to the tenants and was entitled to virtually all of the benefits of such tenant insurance. The sub-property management agreement also had a three year term that automatically renewed for successive one year periods thereafter, unless our Property Manager or Extra Space provided prior written notice at least 90 days prior to the expiration of the term. In general, if our Property Manager terminated the sub-property management agreement without cause at any time during its initial three year term, it would have been required to pay Extra Space a termination fee equal to the Set-Up Amount, reduced by 1/36th of the Set-Up Amount for every full month of the term that had elapsed.

As of October 1, 2017, our Property Manager terminated the sub-property management agreement with Extra Space, and we amended our corresponding property management agreement as described below. Our property-owning subsidiary agreed to pay the termination fee owed by our Property Manager in accordance with its termination of the sub-property management agreement. The aggregate costs incurred in connection with the property management change was approximately $4,000.

In connection with the termination of the sub-property management agreement, the corresponding property management agreement was amended effective as of October 1, 2017. Pursuant to the amended property management agreement, our Property Manager receives: (i) a monthly management fee for the property equal to the greater of $3,000 or 6% of the gross revenues from the property plus reimbursement of the Property Manager’s costs of managing the property and (ii) a construction management fee equal to 5% of the cost of construction or capital improvement work in excess of $10,000. In addition, our Property Manager has the exclusive right to offer tenant insurance to the tenants and is entitled to substantially all of the benefits of such tenant insurance. The property management agreement has a three year term and automatically renews for successive three year periods thereafter, unless we or our Property Manager provide prior written notice at least 90 days prior to the expiration of the term. After the end of the initial three year term, either party may terminate the property management agreement generally upon 60 days prior written notice. With respect to each new property we acquire for which we enter into a property management agreement with our Property Manager, such property management agreement will have substantially the same terms as described above. In addition, we will also pay our Property Manager a one-time start-up fee in the amount of $3,750.

Dealer Manager Agreement

Our Sponsor indirectly owns a 15% beneficial non-voting equity interest in Select Capital Corporation, our Dealer Manager.

Our Dealer Manager serves as our Dealer Manager pursuant to our Dealer Manager Agreement. The Dealer Manager Agreement terminates upon the termination of our Offering or upon 60 days’ written notice by either party. Our Dealer Manager provides wholesaling, sales promotional and marketing services to us in connection with our Offering. Specifically, our Dealer Manager ensures compliance with SEC rules and regulations and FINRA rules relating to the sale process and participating broker-dealer relationships, assists in the assembling of prospectus kits, assists in the due diligence process and ensures proper handling of investment proceeds.

Our Dealer Manager is entitled to a sales commission of 6.0% of gross proceeds from sales of Class A shares and 3.0% of gross proceeds from the sales of Class T shares in the Primary Offering and a dealer manager fee of 3.0% of gross proceeds from sales of Class A shares and Class T shares in the Primary Offering. In addition, our Dealer Manager receives an ongoing stockholder servicing fee that is payable monthly and accrues daily in an amount equal to 1/365th of 1% of the purchase price per share of Class T shares sold in the Primary Offering portion of the Offering and a monthly dealer manager servicing fee that accrues daily in an amount equal to 1/365th of 0.50% of the purchase price of Class W shares sold in the Primary Offering. Our Dealer Manager entered into participating dealer agreements with certain other broker-dealers authorizing them to sell our shares. Upon sale of our shares by such broker-dealers, our Dealer Manager re-allows all of the sales commissions paid in connection with sales made by these broker-dealers. Our Dealer Manager may also re-allow to these broker-dealers a portion of the 3% dealer manager fee as marketing fees, reimbursement of certain costs and expenses of attending training and education meetings sponsored by our Dealer Manager, payment of attendance fees required for employees of our Dealer Manager or other affiliates to attend retail seminars and public seminars sponsored by these broker-dealers, or to defray other distribution-related expenses. Our Dealer Manager generally re-allows 100% of the stockholder servicing fee to participating broker-dealers, provided, however, that our Dealer Manager does not re-allow the stockholder servicing fee to any registered representative of a participating broker-dealer if such registered representative ceases to serve as the representative for an investor in our Offering.

In accordance with FINRA rules, in no event will our total underwriting compensation, including, but not limited to, sales commissions, stockholder servicing fees, the dealer manager fee and expense reimbursements to our Dealer Manager and participating broker-dealers, exceed 10% of our gross offering proceeds, in the aggregate. We expect to pay an additional amount of gross offering proceeds for bona fide accountable due diligence expenses; however, to the extent these due diligence expenses cannot be justified, any excess over actual due diligence expenses will be considered underwriting compensation subject to the above 10% limitation and, when aggregated with all other non-accountable expenses, may not exceed 3% of gross offering proceeds. We may also reimburse our Advisor for all expenses incurred by our Advisor and its affiliates in connection with the Offering and our organization, but in no event will such amounts exceed (i) 3.5% of the gross offering proceeds raised by us in the terminated or completed Offering (excluding sales commissions and dealer manager fees), or (ii) 15% of the gross offering proceeds raised by us in the terminated or completed Offering (including sales commissions and dealer manager fees). If the organization and offering expenses exceed such limits, within 60 days after the end of the month in which the offering terminates or is completed, our Advisor must reimburse us for any excess amounts. FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds.

Extra Space Self Storage

In connection with the merger of SmartStop Self Storage into Extra Space, certain of our executive officers, including H. Michael Schwartz, Paula Mathews, Michael McClure and James Berg, received units of limited partnership interest in Extra Space Storage LP, the operating partnership for Extra Space, in exchange for units of limited partnership of SmartStop Self Storage Operating Partnership, L.P., the operating partnership for SmartStop Self Storage, owned by such executives. Accordingly, these executives could have faced conflicts of interest when making decisions relating to transactions involving Extra Space, including but not limited to the sub-property management agreements entered into with Extra Space for the management of our properties located in the United States.

Fees Paid to our Affiliates

Pursuant to the terms of the agreements described above, the following table summarizes related party costs incurred and paid by us for the year ended December 31, 2017, as well as any related amounts payable as of December 31, 2017:

	Year Ended December 31, 2017
	Incurred	Paid	Payable
Expensed
Operating expenses (including organizational costs)	$283,322	$278,258	$5,064
Asset management fees	45,471	35,876	9,595
Property management fees(1)	35,545	26,785	8,760
Acquisition expenses	187,641	187,641	—
Additional Paid-in Capital
Selling commissions	2,212,286	2,212,286	—
Dealer Manager fees	797,508	781,825	15,683
Stockholder Servicing Fees and Dealer Manager Servicing Fees(2)	533,108	17,948	515,160
Offering costs	1,581,394	1,548,028	33,366

Total	$5,676,275	$5,088,647	$587,628

(1)	During the year ended December 31, 2017, property management fees included approximately $16,000 of fees paid to the sub-property manager of the Jensen Beach Property.

(2)	We pay our Dealer Manager an ongoing stockholder servicing fee that is payable monthly and accrues daily in an amount equal to 1/365th of 1% of the purchase price per share of the Class T Shares and an ongoing dealer manager servicing fee that is payable monthly and accrues daily in an amount equal to 1/365th of 0.5% of the purchase price per share of the Class W Shares sold in the Primary Offering.

WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON OR NOT, WE URGE YOU TO HAVE YOUR VOTE RECORDED. STOCKHOLDERS MAY SUBMIT THEIR PROXIES VIA MAIL USING THE ENCLOSED PROXY CARD AND ENVELOPE, VIA THE INTERNET AT WWW.PROXYPUSH.COM/SSTIV OR VIA TELEPHONE AT 1-866-895-6974.

YOUR VOTE IS VERY IMPORTANT AND YOUR IMMEDIATE RESPONSE WILL HELP AVOID POTENTIAL DELAYS AND MAY SAVE US SIGNIFICANT ADDITIONAL EXPENSES ASSOCIATED WITH SOLICITING STOCKHOLDER VOTES.

PROPOSALS ON WHICH YOU MAY VOTE

PROPOSAL 1. ELECTION OF DIRECTORS

At the annual meeting, you and the other stockholders will vote on the election of all three members of our board of directors. Each person elected will serve as a director until our 2019 annual meeting of stockholders and until his successor is elected and qualified. Our board of directors has nominated the following people for re-election as directors:

•	H. Michael Schwartz

•	Dean I. Ader

•	Alexander S. Vellandi

Each of the nominees is a current member of our board of directors. Detailed information on each nominee is provided on pages 16-20.

If any nominee becomes unable or unwilling to stand for re-election, our board of directors may designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Vote Required

Each director is elected by the affirmative vote of stockholders holding a majority of shares entitled to vote who are present in person or by proxy at the annual meeting, if a quorum is present. Votes are cast either in person or by proxy. There is no cumulative voting in the election of our directors. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Recommendation

Our board of directors unanimously recommends a vote “FOR” each of nominees listed for re-election as directors.

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018

The Audit Committee of our board of directors has appointed BDO USA, LLP to be our independent registered public accounting firm for the year ending December 31, 2018. Representatives of BDO USA, LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire. The representatives also will be available to respond to appropriate questions from the stockholders.

Although it is not required to do so, our board of directors is submitting the Audit Committee’s appointment of our independent registered public accounting firm for ratification by our stockholders at the annual meeting in order to ascertain the view of the stockholders regarding such appointment.

Vote Required

The affirmative vote of stockholders holding a majority of shares entitled to vote who are present in person or by proxy at the annual meeting, if a quorum is present, will be required to approve this proposal. Votes are cast either in person or by proxy. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote. In the event this matter is not ratified by our stockholders, the Audit Committee will reconsider whether or not to retain our independent registered public accounting firm at its next scheduled meeting.

Recommendation

Our board of directors unanimously recommends a vote “FOR” ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2018.

STOCKHOLDER PROPOSALS

Any proposal by a stockholder for inclusion in proxy solicitation materials for the next annual meeting of stockholders must be received by James Berg, our Assistant Secretary at our offices no later than December 13, 2018 and must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. If a stockholder desires to present a proposal at the 2019 annual meeting, whether or not the proposal is intended to be included in the 2019 proxy materials, our bylaws require that the stockholder give advance written notice to James Berg no earlier than December 13, 2018 and no later than January 12, 2019. Stockholders desiring to submit a proposal are advised to examine the Company’s bylaws, as they contain additional submission requirements.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.

STRATEGIC STORAGE TRUST IV, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 12, 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please vote by June 11, 2018

The undersigned stockholder of Strategic Storage Trust IV, Inc., a Maryland corporation, hereby appoints Matt F. Lopez and Nicholas Look, and each of them as proxies, for the undersigned with full power of substitution in each of them, to attend the 2018 Annual Meeting of Stockholders of Strategic Storage Trust IV, Inc. to be held on June 12, 2018 at 1:30 p.m. (PDT), at Disney’s Grand Californian Hotel & Spa, the Wisteria Meeting Room, 1600 Disneyland Drive, Anaheim, California 92802, and any and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

This proxy is solicited on behalf of the Strategic Storage Trust IV, Inc. Board of Directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting, including matters incident to its conduct.

When properly executed, this proxy will be voted as specified by the undersigned stockholder. If no voting instruction is given as to any item, this proxy will be voted “FOR” each of the nominees named in Item 1 and “FOR” Item 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED IN ITEM 1 AND “FOR” ITEM 2. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED IN ACCORDANCE WITH THESE RECOMMENDATIONS.

1.	For the election of H. Michael Schwartz, Dean I. Ader and Alexander S. Vellandi to serve as directors until the Annual Meeting of Stockholders of Strategic Storage Trust IV, Inc. to be held in the year 2019 and until their successors are elected and qualified.

H. Michael Schwartz	☐ For	☐ Withhold

Dean I. Ader	☐ For	☐ Withhold

Alexander S. Vellandi	☐ For	☐ Withhold

2.	For ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

☐ For	☐ Against	☐ Abstain

SIGN, DATE AND RETURN:

Note: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date: / /2018

If the stock is jointly owned, both parties must sign.

Date: / /2018

YOUR VOTE IS IMPORTANT!

You can authorize the proxies to cast your vote and otherwise represent you at the Annual Meeting in one of three ways:

MAIL: Return the completed proxy card in the accompanying self-addressed postage-paid return envelope. Completed proxy cards must be received by June 11, 2018.

INTERNET: You may vote online at www.proxypush.com/SSTIV until June 11, 2018 at 11:59 p.m. (PDT).

TELEPHONE: You may vote via telephone at 1-866-895-6974 until June 11, 2018 at 11:59 p.m. (PDT).

Important notice regarding the availability of proxy materials for the Strategic Storage Trust IV, Inc. Annual Meeting of Stockholders to be held on June 12, 2018. The Annual Report and Proxy Statement for this meeting are available at www.proxypush.com/SSTIV.

STRATEGIC STORAGE YOUR VOTE IS IMPORTANT! TRUST IV, INC. P.O. BOX 8035 PLEASE VOTE BY: CARY, NC 27512-9916    INTERNET                Go To: www.proxypush.com/SSTIV • Cast your vote online. • Have your Proxy Card ready. Follow the simple instructions to record your vote. • PHONE                 Call 1-866-895-6974 • Use any touch-tone telephone • Have your Proxy Card ready. • Follow the simple recorded instructions. MAIL • Mark, sign and date your Proxy Card. • Fold and return your Proxy Card in the postage-paid    envelope provided with the address below showing through the window. PROXY TABULAR P.O. BOX 8035 CARY, NC 27512-9916 STRATEGIC STORAGE TRUST IV, INC. PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 12, 2018 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Please vote by June 11, 2018 The undersigned stockholder of Strategic Storage Trust IV, Inc., a Maryland corporation, hereby appoints Matt F. Lopez and Nicholas Look, and each of them as proxies, for the undersigned with full power of substitution in each of them, to attend the 2018 Annual Meeting of Stockholders of Strategic Storage Trust IV, Inc. to be held on June 12, 2018 at 1:30 p.m. (PDT), at Disney’s Grand Californian Hotel & Spa, the Wisteria Meeting Room, 1600 Disneyland Drive, Anaheim, California 92802, and any and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.    This proxy is solicited on behalf of the Strategic Storage Trust IV, Inc. Board of Directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, including matters incident to its conduct. When properly executed, this proxy will be voted as specified by the undersigned stockholder. If no voting instruction is given as to any item, this proxy will be voted “FOR” each of the nominees named in Item 1 and “FOR” Item 2. Signature and Title, if applicable Note: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other Additional Signature (if held jointly) authorized officer. If a partnership, please sign in partnership name by authorized person. If the stock is jointly owned, both parties must sign. Date PLEASE BE SURE TO SIGN AND DATE THIS CARD AND MARK ON THE REVERSE SIDE

Important Notice Regarding the Availability of Proxy Materials for the Strategic Storage Trust IV, Inc.    Annual Meeting of Stockholders to be held June 12, 2018.    The Annual Report and Proxy Statement for this meeting are available at: www.proxypush.com/SSTIV THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED IN ITEM 1 AND “FOR” ITEM 2. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED IN ACCORDANCE WITH THESE RECOMMENDATIONS. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example:     1. For the election of H. Michael Schwartz, Dean I. Ader and Alexander S. Vellandi to serve as directors until the Annual Meeting of Stockholders of Strategic Storage Trust IV, Inc. to be held in the year 2019 and until their successors are elected and qualified.    FOR WITHHOLD Nominees: (01) H. Michael Schwartz (02) Dean I. Ader (03) Alexander S. Vellandi FOR AGAINST ABSTAIN 2. For ratification of the appointment of BDO USA, LLC as our independent registered public accounting firm for the year ending December 31, 2018.    PLEASE BE SURE TO SIGN AND DATE THIS CARD ON THE REVERSE SIDE